UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 24, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) In a meeting of the Compensation Committee of the Board of Directors of Nautilus, Inc., a Washington corporation (the “Company”), held on November 24, 2008, a new compensation plan was approved for Kenneth Fish in connection with his appointment to the position of Chief Financial Officer of the Company as of November 11, 2008. Effective as of his appointment, Mr. Fish’s annual base salary will be increased to $245,000. Mr. Fish will be eligible to participate in the Company’s incentive bonus program with a targeted annual bonus of 100% of his base salary. Also on November 24, 2008, the Company’s Compensation Committee approved the grant to Mr. Fish of a stock option exercisable for up to 75,000 shares of the Company’s common stock pursuant to the Company’s 2005 Long Term Incentive Plan. Subject to continued employment with the Company, such option will vest as to 25% of the total shares on each of the second and third anniversaries of the date of grant, and as to the remaining 50% on the fourth anniversary of the date of grant. The Company will provide Mr. Fish with health and welfare benefits consistent with other senior executives of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

December 1, 2008	By:	/s/ Kenneth Fish
(Date)		Kenneth Fish,
Chief Financial Officer